                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITOR


I consent to the use in the Form S-11 Registration Statement under the Securities Act of 1933, filed by ABIC Realty Fund I, L.P., of my report dated November 15, 2002, of the balance sheet of ABIC Realty Fund I, L.P. as of November 8, 2002, and the related Statement of Changes in Partner's Capital of ABIC Realty Fund I, L.P. from the period from formation on May 17, 2002, through November 8, 2002, and to the use of my name appearing under the heading "Experts" in the Form S-11.


/s/ Tyson Hopkins

Tyson Hopkins
Certified Public Accountant

Oklahoma City, Oklahoma
November 15, 2002

                         CONSENT OF INDEPENDENT AUDITOR


I consent to the use in the Form S-11 Registration Statement under the Securities Act of 1933, filed by ABIC Realty Corporation, of my report dated November 15, 2002, of the balance sheet of ABIC Realty Corporation as of November 8, 2002 and to the use of my name appearing under the heading "Experts" in the Form S-11.


/s/ Tyson Hopkins

Tyson Hopkins
Certified Public Accountant

Oklahoma City, Oklahoma
November 15, 2002